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                        AMENDMENT TO EMPLOYMENT AGREEMENT

          This Amendment, dated as of February 17, 2002 (this "Amendment"), to the Employment Agreement, dated as of February 17, 1999 (the "Agreement"), is entered into between AptarGroup, Inc., a Delaware corporation (the "Company"), and Emil Meshberg (the "Executive").

          WHEREAS, the Company and the Executive desire to amend the Agreement
(i) to extend the term of the Agreement as provided herein and (ii) to modify certain other terms of the Agreement as provided herein;

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

          1. Section 1 of the Agreement is amended by deleting the second sentence thereof and substituting therefor the following two sentences:

          "The term of employment of the Executive by the Company pursuant to this Agreement shall commence on the Effective Date and shall end on the third anniversary of the Effective Date, unless earlier terminated pursuant to Section 4 hereof; provided that the term of this Agreement shall be extended automatically for one additional year as of each anniversary of the Effective Date, commencing with the third anniversary of the Effective Date, unless earlier terminated pursuant to Section 4 hereof or unless not later than six months prior to any such renewal date either the Company or the Executive gives written notice to the other that the term of this Agreement shall not be so extended. The initial three-year term of this Agreement and any extension of such initial three-year term pursuant to this Section 1 shall be referred to herein as the "Employment Period."

          2. The first sentence of Section 3(a) of the Agreement is amended by adding the following at the end thereof:

          ", and, commencing as of January 1, 2002 at the rate of $324,000 per annum."

          3. Section 3(b) of the Agreement is amended to read in its entirety as follows:

               "(b) Annual Performance Bonus. The Executive shall be eligible to
                    -------------------------
          receive an annual performance bonus payable in cash for each fiscal year of the Company during the Employment


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          Period. The amount of such annual performance bonus shall be calculated by the Company using the Emsar Annual Performance Bonus Plan formula."

          4. The second sentence of Section 3(e) of the Agreement is amended by deleting therefrom the words "with coverage of $200,000 on the life of the Executive,".

          5. Section 3(j) of the Agreement is amended by deleting therefrom the word "four" and substituting therefor the word "five".

          6. Clause (i) of Section 4(d) of the Agreement is amended by deleting the word "or" at the end thereof and substituting therefor the words "without further extension or".

          7. Clause (a) of the second sentence of Section 5 of the Agreement is amended by deleting therefrom the words "third anniversary of the Effective Date" and substituting therefor the words "last day of the Employment Period".

          8. In all other respects, the Agreement shall not be amended and shall remain in full force and effect.

          IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first above written.

                                            APTARGROUP, INC.


                                            By:  /s/ Stephen J. Hagge
                                                 -------------------------------



                                            EXECUTIVE

                                            /s/ Emil Meshberg
                                            ------------------------------------
                                            Emil Meshberg




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